Exhibit 99.1

Investor Contact: Jeffrey Schnell Vice President, Investor Relations investor@quakerhoughton.com T.+1.610.832.4087	Media Contact: Melissa McClain Communications Director media@quakerhoughton.com T. +1.610.832.7809

For Release: Immediate

Quaker Houghton Appoints Joseph Berquist as CEO and President

CONSHOHOCKEN, PA (November 18, 2024) /PRNewswire/ – Quaker Houghton ("the Company"; NYSE: KWR) announced today that its Board of Directors has appointed Joseph Berquist as Chief Executive Officer and President, and a member of the Board of Directors, effective immediately. Mr. Berquist, who succeeds Andy Tometich as Chief Executive Officer and President, most recently served as Executive Vice President and Chief Commercial Officer for Quaker Houghton.

Michael F. Barry, Chairman of the Board of Directors of Quaker Houghton commented, “I want to thank Andy for his three years of leadership at Quaker Houghton. His outside perspective and experiences were valuable to help position the Company for future growth. The Board’s plan since my retirement has been, ultimately, to have a CEO with detailed working knowledge and experience with our specific industry, customers, and products. That detailed familiarity with the business will help drive shareholder value as we grow through organic market share gains as well as acquisitions.”

Mr. Barry continued, “Joe has demonstrated exceptional leadership at Quaker Houghton throughout his career. Having personally worked with Joe for more than 25 years, I know him to be a highly regarded leader with an indisputable knowledge and passion for this industry, our customers, and our people. His vision and proven track record in delivering above-market growth for Quaker Houghton is precisely what is needed as the Company enters this next chapter."

"I am honored to have the confidence of our Board of Directors to lead this organization at such an exciting time for Quaker Houghton”, Mr. Berquist said. “I look forward to continuing to work alongside my remarkable colleagues to enhance Quaker Houghton’s position as the trusted global leader in industrial process fluids and services. We have a strong foundation and proven business model with an opportunity to add scale, strengthen our culture, and deliver long-term sustainable value to our customers and our shareholders."

Since joining Quaker Houghton in 1997, Mr. Berquist has been instrumental in the execution of the Company’s growth. In 2008, he was promoted to the Company’s executive leadership team as Managing Director North America, where he drove several consecutive years of revenue and profitability improvement. Mr. Berquist successfully co-led the integration planning of the 2019 Quaker Houghton combination, a transaction that nearly doubled the Company’s size, and generated synergies in excess of $80M. During his tenure, he has been involved in executing 24 of the Company’s acquisitions. In 2019, Mr. Berquist assumed the role of Chief Strategy Officer, where he led the organization’s strategy development. In 2023, Mr. Berquist was appointed to the newly created position of Executive Vice President, Chief Commercial Officer with commercial responsibility over all Quaker Houghton’s global businesses.

About Quaker Houghton

Quaker Houghton is the global leader in industrial process fluids. With a presence around the world, including operations in over 25 countries, our customers include thousands of the world’s most advanced and specialized steel, aluminum, automotive, aerospace, offshore, container, mining, and metalworking companies. Our high-performing, innovative and sustainable solutions are backed by best-in-class technology, deep process knowledge and customized services. With approximately 4,400 employees, including chemists, engineers and industry experts, we partner with our customers to improve their operations so they can run even more efficiently, even more effectively, whatever comes next. Quaker Houghton is headquartered in Conshohocken, Pennsylvania, located near Philadelphia in the United States. Visit quakerhoughton.com to learn more.

Forward-Looking Statements

This press release contains “forward-looking statements” that fall under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and the Securities Act of 1933, as amended. These statements can be identified by the fact that they do not relate strictly to historical or current facts. These forward-looking statements include statements with respect to our beliefs, plans, objectives, goals, expectations, anticipations, intentions, financial condition, results of operations, future performance, and business, and statements that include the words “may,” “could,” “should,” “would,” “believe,” “expect,” “anticipate,” “estimate,” “intend,” “outlook, “target”, “possible”, “potential”, “plan” or similar expressions. We have based these forward-looking statements on assumptions, projections and expectations about future events that we believe are reasonable based on currently available information. Our forward-looking statements are subject to risks, uncertainties and assumptions about the Company and its operations that are subject to change based on various important factors, some of which are beyond our control and could cause our actual results to differ materially from expected and historical results. Therefore, we caution you not to place undue reliance on our forward-looking statements. For more information regarding these risks and uncertainties as well as certain additional risks that we face, refer to the Risk Factors section, which appears in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2023, and in subsequent reports filed from time to time with the Securities and Exchange Commission. We do not intend to, and we disclaim any duty or obligation to, update or revise any forward-looking statements to reflect new information or future events or for any other reason. This discussion is provided as permitted by the Private Securities Litigation Reform Act of 1995.